Exhibit 99.1

Definitive Healthcare Reports Financial Results for Second Quarter Fiscal Year 2023

Second quarter revenue grew 12% year-over-year to $61.0 million

Framingham, MA (August 14, 2023) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights:

Amounts referencing Q2 2022 and trailing twelve-month periods (excluding revenue) are as restated

•
Revenue was $61.0 million, an increase of 12% from $54.5 million in Q2 2022.
•
Net loss was ($11.6) million, or 19% of revenue, compared to ($10.1) million, or 19% of revenue in Q2 2022.
•
Adjusted Net Income was $12.4 million, compared to $8.8 million in Q2 2022.
•
Adjusted EBITDA was $17.2 million, or 28% of revenue, compared to $16.3 million, or 30% of revenue in Q2 2022.
•
Cash flow from operations was $12.0 million in the quarter or 20% of revenue. For the trailing twelve-month period, cash flow from operations was $33.5 million, or 14% of revenue.
•
Unlevered free cash flow was $18.9 million in the quarter, or 31% of revenue. For the trailing twelve-month period, unlevered free cash flow was $52.5 million, or 22% of revenue.

“Our second quarter revenue and adjusted EBITDA were in-line with our expectations. Our ability to continue delivering on our goal of balanced growth and profitability in a difficult economy is a reminder of the inherent value of our commercial intelligence platform and the efficiency of our business model,” said Robert Musslewhite, CEO of Definitive Healthcare. “Our performance in the quarter was driven by new and existing customer wins in each of our target markets. We continue to see solid demand generation and are having an increasing number of strategic conversations with customers about their long-term investment priorities.”

Restatement of Previously Issued Financial Statements

On August 1, 2023, the Company filed an 8-K with the Securities and Exchange Commission (“SEC”) announcing that previously issued audited consolidated financial statements as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021 and 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), and the Company’s unaudited condensed consolidated financial statements included in the Quarterly Reports on Form 10-Q for the quarterly periods within those years (“Historical Quarterly Reports”), as well as the unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Q1 2023 Quarterly Report” and, together with the 2022 Annual Report and the Historical Quarterly Reports, the “Reports” and all financial statements included in the Reports, collectively the “Affected Financials”), should no longer be relied upon. Similarly, related press releases, shareholder communications, investor presentations or other communications describing relevant portions of the Affected Financials should no longer be relied upon. The restatement was necessary to correct material misstatements related to the collection of sales taxes from customers and resulted in the Company recording an aggregate increase to previously reported general and administrative expense of $8.5 million through March 31, 2023, with an offset to accrued expenses. The Company expects to make adjustments to the sales tax liability in future periods as and if it obtains any waivers of interest and penalties or other benefits from its voluntary disclosures and as and if it obtains additional documentation from customers supporting exemption from sales tax. On August 14, 2023, the Company filed Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2022 ("2022 Form 10-K/A”) and Amendment No. 1 on Form 10-Q/A to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 ("Q1 2023 Form 10-Q/A”) to restate the Affected Financials. The Company has taken certain remedial actions and plans to continue to enhance controls over sales taxes. Additional information can be found in the 2022 Form 10-K/A and Q1 2023 Form 10-Q/A filed with the SEC on August 14, 2023.

Recent Business and Operating Highlights:

Customer Wins

In the second quarter, Definitive Healthcare grew its enterprise client base by 8% year-over-year, ending the quarter with 527 enterprise customers, defined as those customers with more than one hundred thousand dollars in annual recurring revenue. Significant customer wins included:

•
A global immunology company chose Definitive Healthcare for a multi-year enterprise contract to profile Key Opinion Leaders across multiple separate disease states using the Atlas AI tools that were introduced in Q1. This client will leverage claims-based specialty analysis, expert ranking, and KOL industry collaborations to rank KOL’s based on a proprietary mix of clinical and scientific activity and drive greater efficiency for its medical affairs team.
•
A Spanish multinational pharmaceutical and chemical manufacturer signed a 3-year contract to gain better visibility into their market share and spot trends and opportunities in real time. Definitive Healthcare will allow this company to easily identify the providers treating relevant patients and to track those providers back to the clinics, group practices, and IDN’s with whom they are affiliated. In addition, by leveraging the new integration capabilities that were introduced in the first quarter of this year, this company will put this powerful data in the hands of their front-line employees to drive their daily efforts.
•
A global on‑demand financial and human capital software provider signed an enterprise agreement to integrate physician data from the Atlas Dataset into their Salesforce.com instance. This company intends to use the Atlas Dataset as its single-source-of-truth as it increases its focus on the healthcare vertical. With the Atlas Dataset, this company can size and segment their total market opportunity and build an integrated sales and marketing strategy, all while reducing the time and effort associated with de-duping, updating, and maintaining key account and contact data.
•
A large biotech focused on developing and commercializing biopharmaceuticals for rare diseases driven by genetic causes purchased the Passport Planning and Performance Suite. This company plans to use Passport to help monitor and report upon a Risk Evaluation and Mitigation Strategy study for a drug currently in development and to develop a comprehensive patient journey and Real-World Evidence plan.
•
A nonprofit organization that provides reproductive healthcare and education in the United States signed a multi-year enterprise deal. This organization plans to use the Atlas Reference and Affiliation Dataset in combination with the Atlas All-Payor Claims and Latitude Reporting Suite to better understand where it can and should expand its services, based on the distance that patients travel for care and the services provided by existing OB/GYNs in that region. In addition, the organization will utilize Definitive Healthcare solutions to identify care deserts, or areas where there is limited or no access to prenatal and maternal care.

Innovation

Today, the Company made two significant announcements that further expand its competitive differentiation.

First, Definitive Healthcare announced its acquisition of Populi, a provider-focused data and analytics company that works with healthcare organizations to optimize physician relationships, reduce network leakage, and expand market share. This acquisition furthers Definitive Healthcare’s commitment to leadership in the healthcare commercial intelligence market across the entire healthcare ecosystem, including life sciences, providers, and diversified industries.

The Populi acquisition will deepen Definitive Healthcare’s value to its provider clients, helping them drive growth and expansion with the addition of powerful analytics and visualizations that are utilized across multiple departments and functions. To learn more about Populi, visit https://www.definitivehc.com/populi.

Second, Definitive Healthcare announced a significant expansion to the technology installation data within the Atlas Dataset. In the coming months, we expect that the Atlas Technology Install Dataset will receive updates to more than 1.5 million technology installations for hospitals, health systems, ambulatory surgery centers, and physician groups. With this new data, overall coverage of technology installs by vendors is expected to increase by nearly 10% and technology installs by products by over 20%. Clients will benefit from accurate intelligence on hospital, physician, and ambulatory surgery center usage of technology across 15 primary categories such as clinical systems, electronic health records (EHR), health information management (HIM), human resources, and more.

In addition to better data on confirmed technology installations, Definitive Healthcare has also added a “signal score strength,” which provides intelligence on installations that are not confirmed but that Definitive Healthcare’s proprietary data-science algorithms have inferred as installations.

Restructuring

On July 27, 2023, the Company committed to a restructuring plan (the “Plan”) intended to reduce operating costs, improve operating margins, and continue advancing its ongoing commitment to profitable growth. The Plan, which the Company expects to be substantially complete by the end of the third quarter of 2023, provides for a reduction of its current workforce by 42 people, or approximately 4 percent of its total workforce.

Business Outlook

Based on information as of August 14, 2023, the Company is issuing the following financial guidance. This guidance includes the dilutive effect of the acquisition of Populi and assumes no change in external conditions.

Third Quarter 2023:

•
Revenue is expected to be in the range of $63.0 – $64.5 million, a 10-12% increase year over year.
•
Adjusted Operating Income is expected to be in the range of $16.0 – $17.0 million.
•
Adjusted EBITDA is expected to be in the range of $17.5 – $18.5 million.
•
Adjusted Net Income is expected to be $9.5 – $10.5 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.05 – $0.07 per share on approximately 156.9 million weighted-average shares outstanding.

Full Year 2023: Based on current macroeconomic conditions and business trends, we expect revenue will be in the lower half of our existing revenue range. We expect profitability will be in the upper half of our existing profitability guidance ranges. That full-year guidance is as follows.

•
Revenue is expected to be in the range of $249.0 – $255.0 million, up 12% – 15% from prior year.
•
Adjusted Operating Income is expected to be in the range of $61.5 – $65.5 million.
•
Adjusted EBITDA is expected to be in the range of $67.0 – $71.0 million.
•
Adjusted Net Income is expected to be $30.0 – $34.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.19 – $0.23 per share on approximately 155.4 million weighted-average shares outstanding.

Conference Call Information

Definitive Healthcare will host a conference call on August 14, 2023, at 5:00 p.m. (Eastern Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through September 13, 2023 at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on the Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, our expectation that we will make adjustments to the sales tax liability in future periods as and if we obtain additional sales tax exemption certificates from customers and any benefits from our voluntary disclosures, the expected benefits from the acquisition of Populi, the assumptions underlying our internal restructuring activities and the expected benefits to be achieved therefrom, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: changes in the effects of the restatement on our financial statements or financial results; our ability to obtain additional sales tax exemption certificates from customers; our ability to obtain any waivers of interest and penalties or other benefits from our voluntary disclosures; our inability to realize expected business or financial benefits from acquisitions and the risk that our acquisitions or investments could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our business, financial condition and results of operations; our inability to achieve the anticipated cost savings, operating efficiencies or other benefits of our internal restructuring activities, the war between Russia and Ukraine, global geopolitical tension and worsening macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including recessions, inflation, rising interest rates, volatility in the capital markets and related market uncertainty; the impact of worsening macroeconomic conditions on our new and existing customers; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain profitability in the future compared to historical levels as we increase investments in our business; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; the risk of cyber-attacks and security vulnerabilities; litigation, investigations or other legal, governmental or regulatory actions; the possibility that our security measures are breached or unauthorized access to data is otherwise obtained; the risk that additional material weaknesses or significant deficiencies that will occur in the future; and the risks of being required to collecting sales or other related taxes for subscriptions to our platform in jurisdictions where we have not historically done so.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended June 30, 2023 that will be filed following this earnings release, our 2022 Form 10-K/A and our Q1 2023 Form 10-Q/A, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, and Adjusted Net Income as non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the U.S., (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for net (loss) income, gross profit, gross margin, or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided from operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-recurring items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense, net and loss on extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, transaction, integration, and restructuring expenses and other non-recurring expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to investors to assess our operating performance because these metrics eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as revenue less cost of revenue (excluding acquisition-related depreciation and amortization and equity compensation costs) and Adjusted Gross Margin means Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit differs from gross profit, in that gross profit includes acquisition-related depreciation and amortization expense and equity compensation costs. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small quantity of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as income (loss) from operations plus acquisition related amortization, equity-based compensation, transaction, integration, and restructuring expenses and other non-recurring expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, other expense, net, excluding TRA liability remeasurement expense and recurring income tax expense including the incremental tax effects of adjustments to arrive at Adjusted Operating Income. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to

(loss) income from operations, net (loss) income, gross profit, gross margin, earnings per share or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Danielle Johns
djohns@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(amounts in thousands, except number of shares and par value; unaudited)

		(As Restated)
	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$132,385	$146,934
Short-term investments	218,515	184,939
Accounts receivable, net	44,519	58,799
Prepaid expenses and other current assets	13,734	12,686
Current portion of deferred contract costs	11,889	10,387
Total current assets	421,042	413,745
Property and equipment, net	4,488	4,464
Operating lease right-of-use assets, net	8,697	9,681
Other assets	3,938	4,683
Deferred contract costs, net of current portion	16,171	14,596
Intangible assets, net	325,794	350,722
Goodwill	1,324,733	1,324,733
Total assets	$2,104,863	$2,122,624
Liabilities and Equity
Current liabilities:
Accounts payable	3,650	3,948
Accrued expenses and other current liabilities	33,238	26,855
Current portion of deferred revenue	97,495	99,692
Current portion of term loan	12,031	8,594
Current portion of operating lease liabilities	1,713	1,521
Total current liabilities	148,127	140,610
Long term liabilities:
Deferred revenue, net of current portion	150	236
Term loan, net of current portion	249,166	255,765
Operating lease liabilities, net of current portion	9,004	9,969
Tax receivable agreements liability, net of current portion	163,298	155,111
Deferred tax liabilities	78,569	75,737
Other long-term liabilities	1,090	3,251
Total liabilities	649,404	640,679

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 113,085,164 and 105,138,273 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	113	105
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 42,861,612 and 41,548,822 shares issued and outstanding, respectively, at June 30, 2023, and 50,433,101 and 48,923,952 shares issued and outstanding, respectively at December 31, 2022	—	—
Additional paid-in capital	1,050,714	970,207
Accumulated other comprehensive income	3,252	3,668
Accumulated deficit	(45,691)	(25,062)
Noncontrolling interests	447,071	533,027
Total equity	1,455,459	1,481,945
Total liabilities and equity	$2,104,863	$2,122,624

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(amounts in thousands, except share amounts and per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
		(As Restated)		(As Restated)
	2023	2022	2023	2022
Revenue	$60,957	$54,548	$120,158	$104,672
Cost of revenue:
Cost of revenue exclusive of amortization (1)	8,078	6,198	16,630	12,148
Amortization	3,090	5,580	6,444	10,958
Gross profit	49,789	42,770	97,084	81,566
Operating expenses:
Sales and marketing (1)	24,702	23,585	48,125	44,878
Product development (1)	10,229	8,706	20,113	15,556
General and administrative (1)	13,670	10,056	27,749	21,091
Depreciation and amortization	9,688	10,194	19,278	20,068
Transaction, integration, and restructuring expenses	3,571	2,107	6,161	3,417
Total operating expenses	61,860	54,648	121,426	105,010
Loss from operations	(12,071)	(11,878)	(24,342)	(23,444)
Other expense, net
Interest (expense) income, net	(221)	(2,580)	(1,001)	(4,464)
Other (expense) income, net	(797)	4,103	(4,428)	4,088
Total other (expense) income, net	(1,018)	1,523	(5,429)	(376)
Net loss before income taxes	(13,089)	(10,355)	(29,771)	(23,820)
Benefit from income taxes	1,484	213	2,194	639
Net loss	(11,605)	(10,142)	(27,577)	(23,181)
Less: Net loss attributable to noncontrolling interests	(3,039)	(4,656)	(6,948)	(9,114)
Net loss attributable to Definitive Healthcare Corp.	$(8,566)	$(5,486)	$(20,629)	$(14,067)
Net loss per share of Class A Common Stock:
Basic and diluted	$(0.08)	$(0.06)	$(0.19)	$(0.14)
Weighted average Class A Common Stock outstanding:
Basic and diluted	111,768,782	99,203,697	110,011,177	98,186,909

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$296	$230	$554	$462
Sales and marketing	2,920	5,056	5,569	8,802
Product development	3,319	1,841	6,330	3,130
General and administrative	5,828	1,878	11,038	3,483
Total equity-based compensation expense	$12,363	$9,005	$23,491	$15,877

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(amounts in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
		(As Restated)		(As Restated)
	2023	2022	2023	2022
Cash flows provided by (used in) operating activities:
Net loss	$(11,605)	$(10,142)	$(27,577)	$(23,181)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	446	727	959	1,252
Amortization of intangible assets	12,332	15,047	24,763	29,774
Amortization of deferred contract costs	3,170	2,116	6,030	3,991
Equity-based compensation	12,363	9,005	23,491	15,877
Amortization of debt issuance costs	175	175	351	351
Provision for doubtful accounts receivable	444	(3)	466	6
Non-cash restructuring charges	141	1,023	298	1,023
Tax receivable agreement remeasurement	1,146	(3,492)	4,698	(3,330)
Deferred income taxes	(1,651)	(233)	(2,424)	(677)
Changes in operating assets and liabilities:
Accounts receivable	6,918	6,744	13,884	15,270
Prepaid expenses and other current assets	225	627	(3,571)	1,319
Deferred contract costs	(5,086)	(3,547)	(9,107)	(6,846)
Contingent consideration	—	—	—	(6,400)
Accounts payable, accrued expenses, and other liabilities	832	2,005	(3,023)	(993)
Deferred revenue	(7,813)	(4,571)	(2,244)	1,678
Net cash provided by operating activities	12,037	15,481	26,994	29,114
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(740)	(783)	(2,078)	(1,577)
Purchases of short-term investments	(42,547)	(53,398)	(132,799)	(162,957)
Maturities of short-term investments	44,627	44,000	102,747	44,000
Cash paid for acquisitions, net of cash acquired	—	—	—	(56,499)
Net cash provided by (used in) investing activities	1,340	(10,181)	(32,130)	(177,033)
Cash flows used in financing activities:
Repayments of term loans	(1,719)	(1,719)	(3,438)	(3,438)
Taxes paid related to net share settlement of equity awards	(1,085)	—	(2,615)	—
Payment of contingent consideration	—	—	—	(1,100)
Payments under tax receivable agreement	—	—	(246)	—
Payments of equity offering issuance costs	—	—	(30)	(1,299)
Member distributions	(2,827)	(5,029)	(2,827)	(5,287)
Net cash used in financing activities	(5,631)	(6,748)	(9,156)	(11,124)
Net increase (decrease) in cash and cash equivalents	7,746	(1,448)	(14,292)	(159,043)
Effect of exchange rate changes on cash and cash equivalents	(322)	(145)	(257)	(253)
Cash and cash equivalents, beginning of period	124,961	229,795	146,934	387,498
Cash and cash equivalents, end of period	$132,385	$228,202	$132,385	$228,202
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$3,616	$2,579	$7,091	$4,350
Income taxes	$—	$—	$136	$—
Acquisitions:
Net assets acquired, net of cash acquired	$—	$—	$—	$97,499
Initial cash investment in prior year	—	—	—	(40,000)
Contingent consideration	—	—	—	(1,000)
Net cash paid for acquisitions	$—	$—	$—	$56,499
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accrued expenses	$60	$3,500	$60	$3,500

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
		(As Restated)		(As Restated)
	2023	2022	2023	2022
Cash flow from operations	$12,037	$15,481	$26,994	$29,114
Purchases of property, equipment, and other assets	(740)	(783)	(2,078)	(1,577)
Interest paid in cash	3,616	2,579	7,091	4,350
Transaction, integration, and restructuring expenses paid in cash (a)	3,430	1,185	5,863	2,495
Earnout payment (b)	—	—	—	6,400
Other non-recurring items (c)	600	1,259	1,876	3,436
Unlevered Free Cash Flow	$18,943	$19,721	$39,746	$44,218

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plan announced in the first quarter of 2023 and exit costs related to office relocations.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-recurring items represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
		(As Restated)		(As Restated)
	2023	2022	2023	2022
Net loss	$(11,605)	$(10,142)	$(27,577)	$(23,181)
Add: Income tax benefit	(1,484)	(213)	(2,194)	(639)
Add: Interest expense, net	221	2,580	1,001	4,464
Add: Other expense (income), net	797	(4,103)	4,428	(4,088)
Loss from operations	(12,071)	(11,878)	(24,342)	(23,444)
Add: Amortization of intangible assets acquired through business combinations	11,556	14,769	22,923	29,220
Add: Equity-based compensation	12,363	9,005	23,491	15,877
Add: Transaction, integration, and restructuring expenses	3,571	2,107	6,161	3,417
Add: Other non-recurring items	600	1,259	1,876	3,436
Adjusted Operating Income	16,019	15,262	30,109	28,506
Less: Interest expense, net	(221)	(2,580)	(1,001)	(4,464)
Less: Recurring income tax benefit	1,484	213	2,194	518
Less: Foreign currency gain	349	611	270	758
Less: Tax impacts of adjustments to net loss	(5,246)	(4,703)	(10,104)	(8,964)
Adjusted Net Income	$12,385	$8,803	$21,468	$16,354
Shares for Adjusted Net Income Per Diluted Share (a)	155,599,967	154,658,469	155,352,114	154,422,508
Adjusted Net Income Per Share	$0.08	$0.06	$0.14	$0.11

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 161,996,676 and 158,992,716 as of June 30, 2023 and 2022, respectively.

Reconciliation of Adjusted EBITDA to GAAP Net Loss
(in thousands; unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			(As Restated)				(As Restated)
	2023		2022		2023		2022
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(11,605)	(19)%	$(10,142)	(19)%	$(27,577)	(23)%	$(23,181)	(22)%
Interest expense, net	221	—	2,580	5%	1,001	1%	4,464	4%
Income tax benefit	(1,484)	(2)%	(213)	—	(2,194)	(2)%	(639)	(1)%
Depreciation & amortization	12,778	21%	15,774	29%	25,722	21%	31,026	30%
EBITDA and margin	(90)	—	7,999	15%	(3,048)	(3)%	11,670	11%
Other expense (income), net (a)	797	1%	(4,103)	(8)%	4,428	4%	(4,088)	(4)%
Equity-based compensation (b)	12,363	20%	9,005	17%	23,491	20%	15,877	15%
Transaction, integration, and restructuring expenses (c )	3,571	6%	2,107	4%	6,161	5%	3,417	3%
Other non-recurring items (d)	600	1%	1,259	2%	1,876	2%	3,436	3%
Adjusted EBITDA and margin	$17,241	28%	$16,267	30%	$32,908	27%	$30,312	29%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions. Restructuring expenses relate to our restructuring plan announced in the first quarter of 2023 and impairment and restructuring charges related to office relocations.
(d) Non-recurring items represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations. These expenses are comprised primarily of professional fees related to financing, capital structure changes, and other non-recurring set-up costs related to public company operations. In addition, these expenses include sales tax accrual charges recorded during the three and six months ended June 30, 2023, of $0.2 million and $0.6 million, respectively and during the three and six months ended June 30, 2022, of $0.7 million and $1.2 million, respectively, after we became aware of a state sales tax liability for sales taxes that we may have been required to collect from customers in 2023 and in certain previous years, which amounts include assumed maximum penalties and interest.

Reconciliation of Adjusted Gross Profit and Margin to GAAP Gross Profit and Margin
(in thousands; unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$49,789	82%	$42,770	78%	$97,084	81%	$81,566	78%
Amortization of intangible assets acquired through business combinations	2,314	4%	5,302	10%	4,604	4%	10,404	10%
Equity compensation costs	296	—	230	—	554	—	462	—
Adjusted gross profit and margin	$52,399	86%	$48,302	89%	$102,242	85%	$92,432	88%